                                                                    Exhibit 3.13

(CANADIAN FLAG) Industry Canada            Industrie Canada
(Unofficial English Translation)


CERTIFICATE                                   CERTIFICAT
OF AMALGAMATION                               DE FUSION

CANADA BUSINESS                               LOI CANADIENNE SUR
CORPORATIONS ACT                              IES SOCIETES PAR ACTIONS




                                 MAAX CANADA INC.

               --------------------------------------------------
                 Name of corporation-Denomination de la societe

I hereby certify that the articles of the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.


                                    424325-1

               --------------------------------------------------
                    Corporation number-Numero de la societe

Je certifie que les statuts de la societe susmentionnee est issue d'une fusion, en vertu de l'article 185 de la Loi canadienne sur les societes par actions, des societes dont les denominations apparaissent dans les statuts de fusion ci-joints.


                                                   JUNE 4, 2004 / LE 4 JUIN 2004
Director - Directeur
                                           Date of Amalgamation - Date de fusion

   (CANADIAN FLAG)
CANADA

(CANADIAN FLAG)  Industry Canada          Industrie Canada

                 CANADA BUSINESS          LOI CANADIENNE SUR
                 CORPORATIONS ACT         IES SOCIETES PAR ACTIONS



I HEREBY CERTIFY THAT THE ATTACHED IS A TRUE COPY OF THE DOCUMENT MAINTAINED IN THE RECORDS OF THE DIRECTOR.

JE CERTIFIE, PAR LES PRESENTES, QUE LE DOCUMENT CI-JOINT EST UNE COPIE EXACTE D'UN DOCUMENT CONTENU DANS LES LIVRES TENUS PAR LE DIRECTEUR.

                                                    Canada Business Corporations

Deputy Director - Directeur adjoint                 Date June (Juin) 09 2004

                                                    Loi canadienne sur
                                                    les societes par actions

   (CANADIAN FLAG)
CANADA

(CANADIAN FLAG)

            Industry Canada             Industrie Canada
            Canada Business             Loi canadienne sur les
            Corporation Act             societes par actions

                FORM 9                        FORMULE 9
       ARTICLES OF AMALGAMATION           STATUTS DE FUSION
            (SECTION 185)                  (ARTICLE 185)

------------------------------------------------------------------------------------------------------------------------------------
1 - Name of the amalgamated corporation                               Denomination sociale de la societe issue de la fusion

MAAX CANADA INC.
------------------------------------------------------------------------------------------------------------------------------------
2 - The province or territory in Canada where the registered          La province ou le territoire au Canada ou se situera le siege
    office is to be situated                                          social

    PROVINCE OF QUEBEC.
------------------------------------------------------------------------------------------------------------------------------------
3 - The classes and any maximum number of shares that the             Categories et tout nombre maximal d'actions que la societe est
    corporation is authorized to issue                                autorisee a emettre

    SCHEDULE 1 ATTACHED HERETO IS INCORPORATED HEREIN BY REFERENCE AS IF HEREIN SET FORTH AT LENGTH.
------------------------------------------------------------------------------------------------------------------------------------
4 - Restrictions, if any, on share transfers                          Restrictions sur le transfert des actions, s'il y a lieu


    SCHEDULE 2 ATTACHED HERETO IS INCORPORATED HEREIN BY REFERENCE AS IF HEREIN SET FORTH AT LENGTH.
------------------------------------------------------------------------------------------------------------------------------------
5 - Number (or minimum and maximum number) of directors               Nombre (ou nombre minimal et maximal) d'administrateurs

    MINIMUM 1 - MAXIMUM 10
------------------------------------------------------------------------------------------------------------------------------------
6 - Restrictions, if any, on business the corporation may carry on    Limites imposees a l'activite commerciale de la societe, s'il
                                                                      y a lieu
    NONE.
------------------------------------------------------------------------------------------------------------------------------------
7 - Other provisions, if any                                          Autres dispositions, s'il y a lieu


    SCHEDULE3 ATTACHED HERETO IS INCORPORATED HEREIN BY REFERENCE AS IF HEREIN SET FORTH AT LENGTH.
------------------------------------------------------------------------------------------------------------------------------------
8 - The amalgamation has been approved pursuant to that section       La fusion a ete approuvee en accord avec l'article ou le
    or subsection of the Act which is indicated as follows:           paragraphe de la Loi indique ci-apres:
                                                                (    ) 183
                                                                (X  ) 184(1)
                                                                (    ) 184(2)
------------------------------------------------------------------------------------------------------------------------------------
9 - Name of the amalgamating corporations                    Corporation No.         Signature               Date          Title
    Denomination sociale des societes fusionnantes           No de la societe                                              Titre
------------------------------------------------------------------------------------------------------------------------------------
MAAX CANADA INC.                                                 051263-0          ANDRE HEROUX          MAY 28, 2004     PRESIDENT
------------------------------------------------------------------------------------------------------------------------------------
4200209 CANADA INC.                                              4200209           JAMES C. RHEE         MAY 28, 2004     DIRECTOR
====================================================================================================================================
For Departmental Use Only - A l'usage du ministere                    Filed - Deposee
Corporation No.                                                                                                      (CANADIAN FLAG)
No de la societe  >                                                   JUNE 4, 2004                                         CANADA
                                                                      JUIN
     IC 3190 (2001/11)
DM_MTL/119509-00004/907907.2

                                   SCHEDULE 1

                          DESCRIPTION OF SHARE CAPITAL

The Corporation is authorized to issue an unlimited number of Class A, B and C shares.

1.    CLASS A SHARES

      Subject to the rights, privileges, conditions and restrictions attached to the other classes of shares, the Class A shares shall carry the following rights and restrictions:

      1.1 VOTING RIGHT. Holders of Class A shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one (1) vote per Class A share held.

      1.2 DIVIDEND. Holders of Class A shares shall have the right to receive any dividend declared by the Corporation.

      1.3 REMAINING PROPERTY. Upon the winding-up of the Corporation, holders of Class A shares shall have the right to share the remaining property of the Corporation.

      1.4 RESTRICTION. Notwithstanding subsection 1.2 hereinabove, no dividend or purchase price may be paid on the Class A shares if payment thereof would cause the realizable value of the net assets of the Corporation to be insufficient to proceed with the redemption and payment of the outstanding Class C shares.

2.    CLASS B SHARES

      The Class B shares shall carry the following rights, privileges, conditions and restrictions:

      2.1 VOTING RIGHT. Except where the right to vote is conferred specifically thereon by the Canada Business Corporations Act, the Class B shares shall not confer upon their holders the right to vote at meetings of shareholders, to be convened to or to attend such meetings.

      2.2 DIVIDEND. Holders of Class B shares shall have the right to receive, for each fiscal year of the Corporation and to the extent that the directors so declare, a non-cumulative dividend in a maximum annual amount equal to four percent (4%) of the amount credited to the stated capital account for such shares on the date of declaration of the dividend; such dividend being non-cumulative, if, for a given fiscal year, the directors do not declare it or declare only a part thereof, the right of holders of Class B shares to the undeclared portion of such dividend for such fiscal year shall be forever extinguished; such dividend shall rank after the dividend payable on the Class C shares.

      2.3 UNILATERAL REDEMPTION. Subject to the provisions of the Canada Business Corporations Act and subsection 2.6, the Corporation shall have the right, by resolution of the board of directors, to redeem, at all times, unilaterally, all or part of the Class B shares then outstanding, the whole in accordance with the following terms and conditions:

            2.3.1 the Corporation shall give a written notice of redemption to each registered holder of Class B shares or send such notice by mail to the last known address of the holder; such notice shall inform the holder of the redemption and shall specify the date on which such redemption shall take effect (the "Redemption Date"), such date being required to be no less than 10 days subsequent to the date on which the Corporation delivered or sent the notices of redemption; any holder may waive the sending of a notice of redemption;

            2.3.2 on the Redemption Date, the Class B shares redeemed shall be cancelled automatically and their holders shall have the right, upon delivery of the duly endorsed certificates representing such shares, to the payment of their "Redemption Value" as defined hereinbelow, as well as the payment of any dividend then declared and unpaid thereon. If a part only of the Class B shares represented by such certificates is redeemed, a new certificate shall be issued for the remaining shares;

            2.3.3 in respect of holders of redeemed Class B shares who fail to deliver for cancellation the certificates representing such shares, the Corporation may deposit an amount corresponding to their "Redemption Value" with the Minister of Finance of the Province of Quebec, in accordance with the provisions of the Deposit Act, R.S.Q., c. D-5, or at any other location designated in the notice of redemption, for such holders. The rights of such holders shall be limited to receiving the amount so deposited to their credit upon delivery of the certificates representing the redeemed shares, and, as the case may be, to having new certificates issued by the Corporation for their remaining Class B shares;

            2.3.4 if the redemption is partial, it shall be carried out rateably to the number of Class B shares outstanding, without taking into account fractional shares, or in any other manner proposed by the Corporation and accepted unanimously by the holders of such shares.

      2.4 REDEMPTION ON DEMAND. Any holder of Class B shares may demand at any time that the Corporation redeem to it all or part of such shares, and the Corporation shall be obliged to proceed with such redemption, the whole in accordance with the following terms and conditions:

            2.4.1 the demand for redemption shall be signed by the registered holder of the Class B shares or by his attorney and given to the secretary of the Corporation, together with the duly endorsed certificate or certificates representing the Class B shares to be redeemed. The demand for redemption shall specify the number of Class B shares that the holder wishes to have redeemed;

            2.4.2 on the tenth business day following the date of receipt of the demand for redemption (the "Redemption Date"), the Corporation shall proceed with the redemption of all of the Class B shares indicated in such demand, and the holder thereof shall receive:

                  (a) the payment of the entire portion of the Redemption Value, as defined hereinbelow, of the Class B shares redeemed that the Corporation may pay without contravening the provisions of section 36(2) of the Canada Business Corporations Act and also without contravening the provisions of subsection 2.6 hereinbelow;

                  (b) the payment of any dividend declared and unpaid on such shares, subject to subsection 2.6; and

                  (c) as the case may be, a certificate for the balance of the Class B shares represented by the certificate or certificates delivered to the Corporation in accordance with paragraph 2.4.1, if the demand for redemption bears on a part only of such shares;

            2.4.3 on the Redemption Date, subject however to adjustment in accordance with paragraph 2.4.5 hereinbelow:

                  (a) all of the Class B shares redeemed shall be deemed to be irrevocably cancelled, and their holders shall cease to benefit from the rights attached to such shares, except the right to receive payment of their Redemption Value and the dividends declared and unpaid thereon;

                  (b) the stated capital account maintained for the Class B shares shall be debited in accordance with the Canada Business Corporations Act;

            2.4.4 holders of Class B shares redeemed but not fully paid-up on the Redemption Date shall be entitled to be paid the balance of the Redemption Value of such shares as and when the Corporation may legally make payment thereof;

            2.4.5 holders of Class B shares redeemed but not fully paid-up on the Redemption Date, within fifteen (15) days following the time they are notified that they cannot receive full payment of the Redemption Value of their shares, may, by written notice, request that the Corporation apply the amount they received to the full payment of the Redemption Value of part of such shares as well as the dividends declared and unpaid thereon, without taking into account fractional shares, and withdraw their demands for redemption pertaining to the balance of such shares. Upon receipt of such a notice, the Corporation shall proceed with the necessary adjustments in its registers and its stated capital account, such that on the Redemption Date only the fully paid-up portion of the Class B shares indicated in the demand for redemption shall be redeemed and cancelled. Certificates representing the Class B shares for which the demands for redemption have been withdrawn shall be delivered to their holders. The period of fifteen (15) days mentioned in this paragraph is of the essence; after such period, holders may no longer avail themselves of the provisions of this paragraph.

      2.5 REDEMPTION VALUE. The Redemption Value of each Class B share shall correspond to the amount credited to the stated capital account in respect of such class of shares, divided by the number of such shares outstanding.

      2.6 RESTRICTION. Notwithstanding the foregoing, no dividend or purchase or redemption price shall be paid on the Class B shares which would cause the realizable value of the net assets of the Corporation to be insufficient to proceed with the redemption and payment of the Class C shares outstanding.

      2.7 REIMBURSEMENT. In the event of the winding-up of the Corporation, holders of Class B shares shall rank after holders of Class C shares and shall receive, prior to holders of Class A shares, an amount equal to the "Redemption Value" of their Class B shares, as defined hereinabove.

      2.8 ADDITIONAL PARTICIPATION. Holders of Class B shares shall not participate further in the property or profits of the Corporation.

3.    CLASS C SHARES

      The Class C shares shall carry the following rights, privileges, conditions and restrictions:

      3.1 VOTING RIGHT. Except where the Canada Business Corporations Act specifically confers the right to vote, the Class C shares shall not confer upon their holders the right to vote at meetings of shareholders, to be convened to or to attend such meetings.

      3.2 DIVIDEND. Holders of Class C shares shall have the right to receive, for each month in the fiscal year of the Corporation and to the extent that the directors so declare, a preferred non-cumulative dividend in a maximum amount equal to four-fifths of one percent (4/5ths of 1%) per month on the "Redemption Value" of such shares, as defined hereinbelow, on the date of declaration of the dividend; such dividend being non-cumulative, if, for a given month, the directors do not declare it or declare only a part thereof, the right of holders of Class C shares to the undeclared portion of such dividend for such month shall be forever extinguished; such dividend being preferred, no dividend may be declared, paid or set aside for payment on the Class A and B shares, at any time whatsoever during any month, unless during such same month, the full amount of the dividend prescribed on the Class C shares has been declared and paid in full or set aside for payment on all of the Class C shares then outstanding.

      3.3 UNILATERAL REDEMPTION. Subject to the provisions of the Canada Business Corporations Act, the Corporation shall have the right, by resolution of the board of directors, to redeem, at all times, unilaterally, all or part of the Class C shares then outstanding, the whole in accordance with the following terms and conditions:

            3.3.1 the Corporation shall deliver to each registered holder of
                  Class C shares a written notice of redemption or send such notice by mail to the last known address of the holder; such notice shall inform the holder of the redemption and shall specify the date on which such redemption shall take effect (the "Redemption Date"), such date being required to be no less than 10 days subsequent to the date on which the Corporation delivered or sent the notices of redemption; any holder may waive the sending of a notice of redemption;

            3.3.2 on the Redemption Date, the Class C shares redeemed shall be cancelled automatically and their holders shall have the right, upon delivery of the duly endorsed certificates representing such shares, to the payment of their Redemption Value as defined hereinbelow, as well as the payment of any dividend then declared and unpaid thereon. If a part only of the Class C shares represented by such certificates is redeemed, a new certificate shall be issued for the remaining shares;

            3.3.3 in respect of holders of redeemed Class C shares who fail to deliver for cancellation the certificates representing such shares, the Corporation may deposit an amount corresponding to their Redemption Value with the Minister of Finance of the Province of Quebec, in accordance with the provisions of the Deposit Act, R.S.Q., c. D-5, or at any other location designated in the notice of redemption, for such holders. The rights of such holders shall be limited to receiving the amount so deposited to their credit upon delivery of the certificates representing the redeemed shares, and, as the case may be, to having new certificates issued by the Corporation for their remaining Class C shares;

            3.3.4 if the redemption is partial, it shall be carried out rateably to the number of Class C shares outstanding, without taking into account fractional shares, or in any other manner proposed by the Corporation and accepted unanimously by the holders of such shares.

      3.4 REDEMPTION ON DEMAND. Any holder of Class C shares may demand at all times that the Corporation redeem all or part of such shares, and the Corporation shall be obliged to proceed with such redemption, the whole in accordance with the following terms and conditions:

            3.4.1 the demand for redemption shall be signed by the registered holder of the Class C shares or by its attorney and given to the secretary of the Corporation, together with the duly endorsed certificate or certificates representing the Class C shares to be redeemed. The demand for redemption shall specify the number of Class C shares that the holder wishes to have redeemed;

            3.4.2 on the tenth business day following the date of receipt of the demand for redemption (the "Redemption Date"), the Corporation shall proceed with the redemption of all of the Class C shares indicated in such demand, and the holder thereof shall receive:

                  (a) payment of the entire portion of the Redemption Value, as defined hereinbelow, of the Class C shares redeemed which the Corporation may pay without contravening the provisions of section 36(2) of the Canada Business Corporations Act;

                  (b) payment of any dividend declared and unpaid on such shares; and

                  (c) as the case may be, a certificate for the balance of the Class C shares represented by the certificate or certificates delivered to the Corporation in accordance with paragraph 3.4.1, if the demand for redemption bears on a part only of such shares;

            3.4.3 on the Redemption Date, subject however to adjustment in accordance with paragraph 3.4.5 hereinbelow:

                  (a) all of the Class C shares redeemed shall be deemed to be irrevocably cancelled, and their holders shall cease to benefit from the rights attached to such shares, except the right to receive payment of their Redemption Value and the dividends declared and unpaid thereon;

                  (b) the stated capital account maintained for the Class C shares shall be debited in accordance with the Canada Business Corporations Act;

            3.4.4 holders of Class C shares redeemed but not fully paid-up on the Redemption Date shall be entitled to be paid the balance of the Redemption Value of such shares as and when the Corporation may legally make payment thereof;

            3.4.5 holders of Class C shares redeemed but not fully paid-up on the Redemption Date, within fifteen (15) days following the time they are notified that they cannot receive full payment of the Redemption Value of their shares, may, by written notice, request that the Corporation apply the amount they have received to the full payment of the Redemption Value of part of such shares as well as the dividends declared and unpaid thereon, without taking into account fractional shares, and withdraw their demands for redemption pertaining to the balance of such shares. Upon receipt of such a notice, the Corporation shall proceed with the necessary adjustments in its registers and its stated capital account, such that on the Redemption Date only the fully paid-up portion of the Class C shares indicated in the demand for redemption shall be redeemed and cancelled. Certificates representing the Class C shares for which the demands for redemption have been withdrawn shall be delivered to their holders. The period of fifteen (15) days mentioned in this paragraph is of the essence; after such period, holders may no longer avail themselves of the provisions of this paragraph.

      3.5 REDEMPTION VALUE. The "Redemption Value" for each of the Class C shares shall be equal to the portion of the total amount credited to the stated capital account for such shares, plus a premium equal to the difference between the fair market value, upon the issuance of the Class C share, of the consideration received by the Corporation in exchange for the issuance of such Class C share and the total composed of:

                  (a) the amount paid into the stated capital account for such shares; and

                  (b) the fair market value of any property, other than the Class C shares, given in payment of such consideration.

      3.6 ADJUSTMENT. The fair market value of the consideration mentioned in the preceding subsection shall be that established by the Corporation and the subscriber of the Class C shares upon the issuance of such shares. However, in the event that following an income-tax assessment or a draft income-tax assessment, such consideration were to be attributed a fair market value that is different from the fair market value so established, the amount of the premium payable upon the redemption of the Class C shares would be increased or reduced in accordance with any new valuation determined by the fiscal authorities, failing which such amount would be established by final, enforceable judgment of a competent court. In the event of a discrepancy between the valuations so established with the federal and provincial fiscal authorities respectively, the adjustment set forth hereinabove will be effected on the basis of the lower of such valuations.

      3.7 REIMBURSEMENT. In the event of the winding-up of the Corporation, holders of Class C shares shall receive, prior to holders of Class A and Class B shares, an amount equal to the "Redemption Value" of their Class C shares, as defined hereinabove.

      3.8 ADDITIONAL PARTICIPATION. Holders of Class C shares shall not participate further in the property or profits of the Corporation.

                                   SCHEDULE 2

                       RESTRICTIONS ON TRANSFER OF SHARES,

      No shares of the share capital of the Corporation shall be transferred without the approval of the directors evidenced by a resolution of the board, provided that approval of any transfer of shares may be given as aforesaid after the transfer has been effected upon the books of the Corporation in which event, unless the said resolution stipulates otherwise, the said transfer shall be valid and shall take effect as from the date of its entry upon the books of the Corporation.

                                   SCHEDULE 3

                                OTHER PROVISIONS

1.    The number of shareholders of the Corporation shall be limited to fifty
      (50), not including shareholders who are or were employees of the Corporation or of a subsidiary, two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder.

2.    Any distribution of securities to the public is prohibited.